EXHIBIT 99.3

WATERMARK LODGING TRUST, INC.
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

This unaudited pro forma consolidated financial information should be read in conjunction with the unaudited financial statements of Carey Watermark Investors Incorporated ("CWI 1") and Watermark Lodging Trust, Inc. (“WLT”), formerly Carey Watermark Investors 2 Incorporated (“CWI 2”) as of and for the three months ended March 31, 2020 and the audited financial statements of CWI 1 and WLT as of and for the year ended December 31, 2019 including the notes thereto either incorporated by reference to this filing or presented elsewhere in this filing, and other financial information and analyses, either incorporated by reference to this filing or presented elsewhere in this filing. For purposes of these pro forma financial statements, we will refer to the pre-merger companies as CWI 1 and CWI 2.

The unaudited pro forma consolidated financial information (i) is based on available information and assumptions that management deems reasonable; (ii) is presented for informational purposes only; (iii) does not purport to be indicative of the combined company's future results of operations or financial position; and (iv) does not purport to represent the financial position or results of operations that would actually have occurred assuming completion of the activities and transactions described below had occurred on March 31, 2020 for the pro forma consolidated balance sheet or on January 1, 2019 for the pro forma consolidated statements of operations. The provisional accounting is preliminary and therefore subject to change. Any such changes could have a material effect on the pro forma consolidated financial information.

The unaudited pro forma statements of operations for the three months ended March 31, 2020 and the year ended December 31, 2019 reflect the combined company's results as if the Merger between CWI 1 and CWI 2 occurred as of January 1, 2019. The unaudited pro forma balance sheet as of March 31, 2020 reflects the combined company's financial position as if the Merger occurred as of such date. The unaudited pro forma consolidated financial statements were prepared using the acquisition method of accounting for business combinations with the Merger accounted for as a reverse acquisition. In the Merger, CWI 2 is the legal acquirer while CWI 1 is considered to be the accounting acquirer for financial reporting purposes.

WATERMARK LODGING TRUST, INC.
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
As of March 31, 2020

(in thousands)

	Historical		Pro Forma Adjustments		Pro Forma Consolidated
	CWI 1	CWI 2		(Notes)
Assets
Investments in real estate:
Hotels, at cost	$1,889,885	$1,472,373	$84,009	A	$3,446,267
Accumulated depreciation	(310,883)	(169,410)	169,410	A	(310,883)
Net investments in hotels	1,579,002	1,302,963	253,419	A	3,135,384
Equity investments in real estate	76,434	85,108	(85,108)	B1	24,688
			(32,427)	B2
			(19,319)	B3
Operating lease right-of-use assets	42,907	1,132	(328)	A	43,711
Cash and cash equivalents	47,791	73,047	4,212	A	125,050
Intangible assets, net	64,387	—	10,200	A	74,587
Restricted cash	43,924	32,251	4,428	A	80,603
Accounts receivable, net	26,263	23,036	2,151	A	51,450
Other assets	23,766	13,198	1,407	A	37,979
			(392)	O
Total assets	$1,904,474	$1,530,735	$138,243		$3,573,452
Liabilities
Non-recourse debt, net	$1,202,232	$839,005	$162,529	A	$2,203,766
Accounts payable, accrued expenses and other liabilities	86,989	62,903	32,088	A	200,490
			16,500	C
			2,010	O
Operating lease liabilities	71,924	1,820	(116)	A	73,628
Due to related parties and affiliates	1,583	1,134	—		2,717
Total liabilities	1,362,728	904,862	213,011		2,480,601

Preferred stock, Series A	—	—	52,600	D1	52,600

Equity
Preferred stock	—	—	—		—
Common stock	144	94	(94)	E	651
			461	F
			43	G
			3	D2
Additional paid-in capital	1,223,973	861,148	(861,148)	E	1,653,326
			459,773	F
			34,756	G
			15,119	D2
			(80,295)	D4
Distributions and accumulated losses	(732,752)	(250,342)	250,342	E	(641,881)
			(16,500)	C
			22,271	B3
			(2,402)	O
			87,502	F
Accumulated other comprehensive loss	(1,468)	(4,646)	4,646	E	(1,468)
Total stockholders’ equity	489,897	606,254	(85,523)		1,010,628
Noncontrolling interests	51,849	19,619	(19,619)	E	29,623
			(34,799)	G
			12,573	D3
Total equity	541,746	625,873	(127,368)		1,040,251
Total liabilities and equity	$1,904,474	$1,530,735	$138,243		$3,573,452

WATERMARK LODGING TRUST, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Three Months Ended March 31, 2020

(in thousands, except share and per share amounts)

	Historical		Pro Forma Adjustments		Pro Forma Consolidated
	CWI 1	CWI 2		(Notes)
Revenues
Hotel Revenues
Rooms	67,850	46,684	6,405	H	$120,939
Food and beverage	34,994	18,906	5,742	H	59,642
Other operating revenue	11,941	5,339	2,741	H	20,021
Business interruption income	193	—	—		193
Total Hotel Revenues	114,978	70,929	14,888		200,795
Expenses
Rooms	17,671	11,890	2,537	H	32,098
Food and beverage	24,776	14,911	4,743	H	44,430
Other hotel operating expenses	5,908	921	1,233	H	8,062
Property taxes, insurance, rent and other	17,944	5,107	1,285	H	24,336
Sales and marketing	11,259	6,810	1,274	H	19,343
General and administrative	13,410	11,069	2,114	H	26,593
Repairs and maintenance	4,580	3,085	823	H	8,488
Management fees	2,976	2,052	286	H	5,314
Utilities	3,401	1,888	314	H	5,603
Depreciation and amortization	18,785	11,887	3,098	H	32,665
			(1,105)	I
Total Hotel Operating Expenses	120,710	69,620	16,602		206,932
Impairment charges	120,220	—	—		120,220
Asset management fees to affiliate and other expenses	3,458	2,907	(5,999)	J1	366
Corporate general and administrative expenses	3,589	2,584	7	H	6,374
			194	K
Transaction costs	1,809	1,359	(3,168)	C	—
Total Expenses	249,786	76,470	7,636		333,892
Operating Loss	(134,808)	(5,541)	7,252		(133,097)
Interest expense	(14,429)	(9,627)	(4,918)	H	(34,617)
			(5,643)	L
Equity in losses of equity method investments in real estate, net	(23,393)	(29,439)	49,768	M	(3,064)
Net loss on extinguishment of debt	—	—	—		—
Other income	122	167	1	H	290
Loss before income taxes	(172,508)	(44,440)	46,460		(170,488)
Provision for income taxes	3,363	4,449	—		7,812
Net Loss	(169,145)	(39,991)	46,460		(162,676)
(Income) loss attributable to noncontrolling interests	(860)	(127)	1,281	N	1,993
			1,699	D3
Net Loss Attributable to the Company	(170,005)	(40,118)	49,440		(160,683)
Preferred dividends	—	—	(1,703)	D1	(1,703)
Net Loss Attributable to Stockholders	$(170,005)	$(40,118)	$47,737		$(162,386)

Class A Common Stock
Net loss attributable to Stockholders	$(170,005)	$(14,078)		P	$(118,902)
Basic and diluted weighted-average shares outstanding	143,860,260	33,093,096		P	167,258,492
Basic and diluted loss per share	$(1.18)	$(0.43)		P	$(0.71)

Class T Common Stock
Net loss attributable to Stockholders	—	$(26,040)		P	$(43,484)
Basic and diluted weighted-average shares outstanding	—	61,103,150		P	61,103,150
Basic and diluted loss per share	—	$(0.43)		P	$(0.71)

WATERMARK LODGING TRUST, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2019

(in thousands, except share and per share amounts)

	Historical		Pro Forma Adjustments		Pro Forma Consolidated
	CWI 1	CWI 2		(Notes)
Revenues
Hotel Revenues
Rooms	387,769	253,044	42,159	H	$682,972
Food and beverage	166,315	92,400	29,962	H	288,677
Other operating revenue	52,641	20,954	11,126	H	84,721
Business interruption income	4,338	809	—		5,147
Total Hotel Revenues	611,063	367,207	83,247		1,061,517
Expenses
Rooms	86,060	56,189	11,741	H	153,990
Food and beverage	114,239	67,857	23,481	H	205,577
Other hotel operating expenses	27,669	4,612	6,218	H	38,499
Property taxes, insurance, rent and other	72,236	22,918	5,288	H	100,442
Sales and marketing	57,330	31,601	4,480	H	93,411
General and administrative	54,831	33,694	7,547	H	96,072
Repairs and maintenance	19,932	12,848	3,393	H	36,173
Management fees	16,864	13,046	1,187	H	31,097
Utilities	15,032	8,732	1,782	H	25,546
Depreciation and amortization	76,621	47,611	12,393	H	142,985
			6,360	I
Total Hotel Operating Expenses	540,814	299,108	83,870		923,792
Asset management fees to affiliate and other expenses	14,589	10,802	(24,786)	J1	605
Corporate general and administrative expenses	12,202	7,623	8	H	20,608
			775	K
Transaction costs	2,783	4,499	(7,282)	C	—
Loss (gain) on hurricane-related property damage	372	(10)	—		362
Total Expenses	570,760	322,022	52,585		945,367
Operating income before net gain on sale of real estate	40,303	45,185	30,662		116,150
Net gain on sale of real estate	30,918	—	130	J2	31,048
Operating Income	71,221	45,185	30,792		147,198
Interest expense	(65,861)	(39,902)	(21,100)	H	(148,599)
			(21,736)	L
Equity in (losses) earnings of equity method investments in real estate, net	(1,018)	(5,209)	6,851	M	624
Net loss on extinguishment of debt	(2,711)	(5)	—		(2,716)
Other income	790	965	5	H	1,760
Income (loss) before income taxes	2,421	1,034	(5,188)		(1,733)
Provision for income taxes	(3,152)	(85)	(166)	H	(3,403)
Net (Loss) Income	(731)	949	(5,354)		(5,136)
Income attributable to noncontrolling interests	(10,167)	(8,567)	13,357	J3	(2,214)
			3,085	N
			78	D3
Net Loss Attributable to the Company	(10,898)	(7,618)	11,166		(7,350)
Preferred dividends	—	—	(6,508)	D1	(6,508)
Net Loss Attributable to Stockholders	$(10,898)	$(7,618)	$4,658		$(13,858)

Class A Common Stock
Net loss attributable to Stockholders	$(10,898)	$(2,509)		P	$(9,867)
Basic and diluted weighted-average shares outstanding	141,641,127	32,260,398		P	166,425,794
Basic and diluted loss per share	$(0.08)	$(0.08)		P	$(0.06)

Class T Common Stock
Net loss attributable to CWI 2 Stockholders	$—	$(5,109)		P	$(3,991)
Basic and diluted weighted-average shares outstanding	—	60,499,745		P	60,499,745
Basic and diluted loss per share	$—	$(0.08)		P	$(0.07)

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

Note 1. Overview

On April 13, 2020, CWI 1 and CWI 2 merged in an all stock transaction (the "Merger") effected pursuant to the Agreement and Plan of Merger, dated as of October 22, 2019 (as amended, the “Merger Agreement”), by and among CWI 2, CWI 1 and Apex Merger Sub LLC. The Combined Company has been renamed Watermark Lodging Trust, Inc.

In accordance with the Merger Agreement, at the effective time of the Merger (the “effective time”), each issued and outstanding share of CWI 1 common stock was converted into the right to receive 0.9106 shares of CWI 2 Class A common stock.
Immediately following the effective time of the Merger, the internalization of the management of the Combined Company (the “Internalization”) was consummated pursuant to the Internalization Agreement, dated as of October 22, 2019 (as amended, the “Internalization Agreement”), by and among CWI 1, CWI OP, LP ("CWI 1 OP"), CWI 2 OP, LP ("CWI 2 OP"), W. P. Carey Inc. ("WPC"), Carey Watermark Holdings, LLC (“SGP 1”), CLA Holdings, LLC, Carey REIT II, Inc., WPC Holdco LLC, Carey Watermark Holdings 2, LLC (“SGP 2”), Carey Lodging Advisors, LLC (the "Advisor"), Watermark Capital Partners LLC (“Watermark Capital”), CWA, LLC (the “CWI 1 Subadvisor”), and CWA 2, LLC (the “ CWI 2 Subadvisor”)
In accordance with the Internalization Agreement, CWI 1 OP and CWI 2 OP redeemed the special general partnership interests held by SGP 1 and SGP 2 in CWI 1 OP and CWI 2 OP, respectively (the “Redemption”). As consideration for the Redemption and the other transactions contemplated by the Internalization Agreement, CWI 2 or CWI 2 OP (as applicable) issued equity consisting of (x) 2,840,549 shares of CWI 2 Class A common stock, to affiliates of WPC, (y) 1,300,000 shares of CWI 2 Series A preferred stock, $0.001 par value per share, to affiliates of WPC, with a liquidation preference of $50.00 per share ($65,000,000 in the aggregate), and (z) 2,417,996 limited partnership units in CWI 2 OP, to affiliates of Watermark Capital.  Following the Redemption, SGP 1 and SGP 2 2 have no further liability or obligation pursuant to the limited partnership agreements of CWI OP or CWI 2 OP, respectively.
Immediately following the Redemption, the existing advisory agreements, as amended, between CWI 1 or CWI 2 (as applicable) and the Advisor, and the existing sub‑advisory agreements, as amended, between the Advisor and the CWI 1 Subadvisor or the CWI 2 Subadvisor (as applicable), were automatically terminated. The secured credit facilities entered into by CWI 1 OP or CWI 2 OP (as applicable) as borrower, and CWI 1 or CWI 2 (as applicable) as guarantor, with WPC as lender, each matured at the time of the expiration of such existing advisory agreements and the applicable loan agreements and loan documents were terminated. Neither CWI 1 nor CWI 2 had any outstanding obligations under the respective facilities.

Note 2. Basis of Presentation

The accompanying unaudited pro forma consolidated financial statements have been prepared in accordance with Article 11 of Regulation S-X and do not include all of the information and disclosures required by generally accepted accounting principles of the United States (“GAAP”). Pro forma financial information is intended to provide information about the continuing impact of a transaction by showing how a specific transaction or group of transactions might have affected historical financial statements. Pro forma financial information illustrates only the isolated and objectively measurable (based on historically determined amounts) effects of a particular transaction, and excludes effects based on judgmental estimates of how historical management practices and operating decisions may or may not have changed as a result of the transaction. Therefore, pro forma financial information does not include information about the possible or expected impact of current actions taken by management in response to the pro forma transaction, as if management’s actions were carried out in previous reporting periods.

This unaudited pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the combined company’s financial results or financial position as if the transactions reflected herein had occurred, or been in effect during the pro forma periods. In addition, this pro forma consolidated financial information should not be viewed as indicative of the combined company’s expected financial results for future periods.

Historical amounts are derived from the unaudited consolidated financial statements of CWI 1 and CWI 2 as of and for the three months ended March 31, 2020 and the audited consolidated statements of operations of CWI 1 and CWI 2 for the year ended December 31, 2019.

Certain amounts in the historical consolidated financial statements of CWI 2 have been reclassified to conform to the presentation of the combined company in the unaudited pro forma condensed consolidated financial statements.

Note 3. Pro Forma Merger Consideration

As the Merger is accounted for as a reverse acquisition, the fair value of the consideration transferred is measured based upon the number of shares of common stock CWI 1, as the accounting acquirer, would theoretically have to issue to the stockholders of CWI 2 to achieve the same ratio of ownership in the combined company upon completion of the Merger and applying the fair value per implied share of CWI 1 common stock issued in consideration.

As a result, the implied shares of CWI 1 common stock issued in consideration was computed based on the number of outstanding shares of CWI 2 common stock prior to the Merger divided by the exchange ratio of 0.9106.

Total Pro Forma Merger Consideration
Outstanding shares of CWI 2 common stock prior to the Merger	94,450,014
Exchange ratio	0.9106
Implied shares of CWI 1 common stock issued in consideration	103,722,835
Fair value per implied share of CWI 1 common stock issued in consideration	$4.82403
Fair value of implied shares of CWI 1 common stock issued in consideration (in thousands)	$500,362
Fair value of noncontrolling interest acquired	(42,533)
Fair value of purchase consideration	$457,829

Preliminary Purchase
Price Allocation
(in thousands)
Assets
Net investments in hotels	$1,556,382
Operating lease right-of-use assets	804
Cash and cash equivalents	77,259
Intangible assets	10,200
Restricted cash	36,679
Accounts receivable, net	25,187
Other assets	14,213
Total assets	1,720,724
Liabilities
Non-recourse debt, net	(1,001,534)
Accounts payable, accrued expenses and other liabilities	(97,001)
Operating lease liabilities	(1,704)
Due to related parties and affiliates	(1,134)
Distributions payable	—
Total liabilities	(1,101,373)
Total identifiable net assets	619,351
Fair value of CWI 1's equity interests in jointly-owned investments with CWI 2 prior to the merger	(74,020)
Bargain purchase gain	(87,502)
Fair value of purchase consideration	$457,829

Note 4. Adjustments to the Unaudited Pro Forma Consolidated Balance Sheet

The unaudited pro forma consolidated balance sheet as of March 31, 2020 reflects the following adjustments:

A. Fair Value Adjustments — The pro forma adjustment reflects adjustments to record assets acquired and liabilities assumed at their estimated fair values, including the assets and liabilities of the Ritz-Carlton Bacara, Santa Barbara ("Ritz-Carlton Bacara"). Prior to the Merger, this investment, which was owned 40% by CWI 1 and 60% by CWI 2, was accounted for as a tenancy-in-common interest. Upon Merger, the Combined Company consolidates its real estate interest in this hotel.

B. Equity Investments in Real Estate — The following adjustments relate to Equity investments in real estate:

B1. An adjustment totaling $85.1 million eliminates the historical carrying value of CWI 2's equity investments, which prior to the Merger, included its 60% interest in the Ritz-Carlton Bacara Venture, discussed above, and its 19.3% interest in the Ritz-Carlton Key Biscayne Venture. A 47.4% controlling interest in the Ritz-Carlton Key Biscayne Venture was owned by CWI 1. Upon

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION (Continued)

Merger, the Combined Company owns a 66.7% controlling interest in the venture (with the remaining 33.3% interest retained by the original owner) and consolidates its real estate interest in this hotel.

B2. An adjustment totaling $32.4 million eliminates the historical carrying value of CWI 1's 40% ownership interest in the Ritz-Carlton Bacara Venture. Upon Merger, the Combined Company consolidates its real estate interest in this hotel.

B3. An adjustment totaling $19.3 million eliminates the historical carrying value of CWI 1's 50% ownership interest in the Marriott Sawgrass Golf Resort & Spa Venture. Prior to the Merger, CWI 2 held the remaining 50% controlling interest in the Marriott Sawgrass Golf Resort & Spa Venture and the venture was consolidated by CWI 2. Additionally, the pro forma adjustment reflects an adjustment of $22.3 million to Distributions and accumulated losses reflecting a gain on control as a result of CWI 1 acquiring the hotel in the Merger. Upon Merger, the Combined Company has a 100% ownership interest in the hotel.

C. Non-Recurring Transaction Costs — Non-recurring transaction costs include those costs to be paid by CWI 1 and CWI 2 directly attributable to the Merger and related transactions. These costs are non-recurring in nature and directly related to the Merger. These costs consist primarily of fees for bankers, legal, accounting, tax and other professional services and are estimated to total approximately $26.5 million. The pro forma adjustment of $16.5 million reflects those costs that were not accrued in the historical consolidated balance sheets and are reflected as an increase to Accounts payable, accrued expenses and other and a decrease to Distributions and accumulated losses. The pro forma adjustment of $3.2 million and $7.3 million reflects the elimination of transaction costs recorded in our historical consolidated statement of operations during the three months ended March 31, 2020 and the year ended December 31, 2019.

D Redemption of the Special General Partner Units by the Managers — In connection with the redemption, WPC was issued shares of CWI 2 Series A preferred stock, $0.001 par value per share, with a liquidation preference of $65.0 million and 2,840,549 shares of CWI 2 Class A common stock. Watermark was issued 2,417,996 limited partnership interest units in CWI 2 OP. The following pro forma adjustments were recorded related to this transaction:

D1. A pro forma adjustment to the pro forma consolidated balance sheet of $52.6 million was recorded to reflect the issuance of the Preferred stock at its estimated fair value.

A pro forma adjustment to the pro forma consolidated statements of operations of $1.7 million and $6.5 million for the three months ended March 31, 2020 and for the year ended December 31, 2019, respectively, was recorded to reflect preferred dividends. These adjustments are comprised of the cumulative preferential dividends that holders of the CWI 2 Series A preferred stock are entitled to receive (at a rate of 5% per year, with the rate increasing to 7% on the second anniversary of the Merger and increasing to 8% on the third anniversary of the Merger) and deemed dividends representing the accretion of the preferred stock discount.

D2. A pro forma adjustment totaling $15.1 million was recorded to Additional paid in capital reflecting the estimated value of the CWI 2 Class A common stock issued, with a corresponding entry to Common stock for less than $0.1 million reflecting the par value of the issuance.

D3. A pro forma adjustment to the pro forma consolidated balance sheet totaling $12.6 million was recorded reflecting the estimated value of the OP units of $12.9 million offset by the removal of the noncontrolling interest carrying value of the special general partner interest prior to the Merger totaling $0.3 million.

A pro forma adjustment to the pro forma consolidated statements of operations was recorded to reflect the OP units proportionate share of net loss totaling $1.7 million and $0.1 million for the three months ended March 31, 2020 and the year ended December 31, 2019, respectively.

D4. A pro forma adjustment was recorded reflecting the difference between the corresponding Additional paid-in capital related to the shares issued above and the carrying value of the special general partner interest prior to the Merger.

E. CWI 2 Equity — The pro forma adjustment reflects the elimination of CWI 2's equity.

F. Merger Consideration and Bargain Purchase Gain — The merger consideration adjustment increasing equity and the resulting pro forma bargain purchase gain reflects the difference between the total consideration and the estimated fair value of the assets acquired and liabilities assumed, adjusted for deferred tax assets and liabilities as discussed below in Note O. The amount of bargain purchase gain is subject to change based on the preliminary nature of the fair value estimates for the assets acquired and liabilities assumed.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION (Continued)

G. Noncontrolling Interests — Prior to the Merger, CWI 1 had a controlling interest in the Ritz-Carlton Key Biscayne Venture, which was accounted for as a consolidated investment, that was co-owned by both CWI 2 and a third-party. The pro forma adjustment eliminates the historical carrying value of the noncontrolling interest recorded by CWI 1 that represented CWI 2's ownership in the venture of $34.8 million, resulting in increases of additional paid-in capital of $34.8 million and common stock of less than $0.1 million, respectively, representing the difference between the fair value of CWI 2's investment in the venture and the historical carrying value of the noncontrolling interest.

H. Ritz-Carlton Bacara (Income Statement Adjustments) — Reflects the operations of the Ritz-Carlton Bacara, a tenancy-in-common interest previously reflected by each of CWI 1 and CWI 2 as an equity method investment. Upon Merger, the Combined Company holds a 100% ownership interest and consolidates its real estate interest in this hotel.

I. Depreciation and Amortization — Reflects a pro forma adjustment of $1.1 million and $6.4 million for the three months ended March 31, 2020 and year ended December 31, 2019, respectively, for the change in depreciation of buildings and building improvements, site improvements and furniture, fixtures and equipment representing the difference between the estimated fair value and acquired carrying values. For purposes of the unaudited pro forma consolidated statements of operations, depreciation expense is calculated using the straight-line method over the estimated useful lives of 40 years for buildings and building improvements, 10 years for site improvements, and from one year to seven years for furniture, fixtures, and equipment.

J. Fees Paid to the Advisor — Under the terms of the advisory agreement, the advisor performed certain services for us under a fee arrangement, including managing our overall business, our investments and certain administrative duties. As discussed above, in connection with the Merger, CWI 1 and CWI 2 terminated their respective advisory agreements with WPC.

J1. The pro forma adjustment reflects the elimination of asset management fees representing the aggregate asset management fees paid by CWI 1 and CWI 2.

J2. The pro forma adjustment reflects the elimination of disposition fees paid to the Advisor by CWI 1 under the terms of the advisory agreement.

J3. The pro forma adjustment reflects the elimination of the Available Cash Distributions paid to the Advisor by both CWI 1 and CWI 2.

K. Compensation — The pro forma adjustment reflects new compensation arrangements entered into with the executive officers of the Combined Company.

L. Interest Expense — The pro forma adjustments to interest expense related to the Merger represent (i) the elimination of CWI 2's historic amortization of deferred financing costs, including the amortization associated with refinancing fees paid to the advisor under the advisory agreement, (ii) the elimination of the amortization associated with certain refinancing fees paid to the advisor under the advisory agreement by CWI 1, (iii) the fair value adjustment of the assumed mortgage debt being amortized over the remaining terms of the debt and (iv) the elimination of interest expense incurred as a result of the WPC Credit Facility.

M. Equity in Earnings (Losses) of Equity Method Investments in Real Estate, Net — The pro forma adjustment reflects the elimination of (i) CWI 1's share of equity in earnings of the Marriott Sawgrass Golf Resort Venture (upon Merger, the hotel is 100% owned by the Combined Company), (ii) CWI 2's share of equity in earnings of the Ritz-Carlton Key Biscayne Venture (which was previously consolidated by CWI 1 and now consolidated by the Combined Company) and (iii) the elimination of CWI 1's and CWI 2's share of equity in losses of the Ritz-Carlton Bacara, Santa Barbara Venture (previously accounted for by each as a tenancy-in-common interest as discussed above and upon Merger, the hotel is 100% owned by the Combined Company).

N. Income Attributable to Noncontrolling Interests — This pro forma adjustment reflects the elimination of income attributable to noncontrolling interests related to: i) the Marriott Sawgrass Golf Resort and Spa Venture, reflecting CWI 1's 50% ownership interest in the venture prior to the Merger and ii) the Ritz-Carlton Key Biscayne Venture, reflecting CWI 2's 19.3% ownership interest in the venture prior to the Merger.

O. Deferred Tax Assets and Liabilities — This pro forma adjustment reflects a net increase in our deferred tax liabilities primarily representing the tax effect of the difference between the tax basis carried over and the fair value of the tangible and intangible assets recorded upon Merger related to the Courtyard Nashville Downtown, which are subject to a 6.50% state tax rate.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION (Continued)

P. Earnings Per Share — The table below presents income per share (in thousands, except share and per share amounts), after giving effect to the exchange ratio. The allocation of Net income attributable to stockholders is calculated based on the weighted-average shares outstanding for Class A common stock and Class T common stock for the period. The allocation for the Class A common stock excludes the accretion of interest on the annual distribution and shareholder servicing fee of less than $0.1 million and $0.4 million for the three months ended March 31, 2020 and for the year ended December 31, 2019, respectively, which is only applicable to holders of Class T common stock. Basic and diluted weighted-average shares for both the three months ended March 31, 2020 and the year ended December 31, 2019 reflect a pro forma adjustment for the issuance of 131,324,847 of Class A common stock issued as consideration for the Merger based upon the exchange ratio of 0.9106 and 2,840,549 shares issued in connection with the redemption discussed above.

	Three Months Ended March 31, 2020
	Basic and Diluted Weighted-Average Shares Outstanding	Allocation of Loss	Basic and Diluted Loss Per Share
Class A common stock	167,258,492	$(118,902)	$(0.71)
Class T common stock	61,103,150	(43,484)	(0.71)
Net loss attributable to stockholders		$(162,386)

	Year Ended December 31, 2019
	Basic and Diluted Weighted-Average Shares Outstanding	Allocation of Loss	Basic and Diluted Loss Per Share
Class A common stock	166,425,794	$(9,867)	$(0.06)
Class T common stock	60,499,745	(3,991)	(0.07)
Net loss attributable to stockholders		$(13,858)